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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               February 21, 2006
               (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))



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Section 8 - Other Events


Item 8.01  Other Events

PYRAMID OIL COMPANY ANNOUNCES THAT IT HAS
COMPLETED DRILLING OPERATIONS AT ITS
CARNEROS CREEK FIELD

     PYRAMID OIL COMPANY, Bakersfield, California, symbol PYOL, announces that it has completed drilling operations on three infield wells at its Carneros Creek field, in Kern county California.

     The Company drilled three wells to depths of 2,600 feet, 3,000 feet and 3,200 feet. Production casing has been run on all three wells. The 2,600 foot well was drilled for testing and development of shallower zones in the field. The wells drilled to 3,000 feet and 3,200 feet will be the first wells scheduled for completion activities.

     The drilling rig has been moved and began drilling operation on an exploratory well at a new location approximately one mile south of the main Carneros Creek producing area. This fourth well is a Joint Venture between Pyramid Oil Company and E & B Natural Resources Management Corp. of Bakersfield, CA. E & B Natural Resources Corp. will be the joint venture operator for Pyramid Oil

Information Regarding Forward Looking Statements

     Certain statements and information included in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward -looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of these wells.
















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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: February 21, 2006

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                                 President